Exhibit 99.1

For Immediate Release

Exopack Holding Corp. Announces Settlement of Consent Solicitation

Spartanburg, SC, November 8, 2013 — Exopack Holding, Corp. (the “Company”) announced today the settlement of its previously announced consent solicitation (the “Consent Solicitation”) to effect certain proposed amendments (the “Proposed Amendments”) to the indenture dated as of March 31, 2011 (the “Indenture”) governing its 10.00% Senior Notes due 2018 (the “Notes”) pursuant to the Company’s consent solicitation statement dated October 10, 2013, as amended by the supplement dated as of October 17, 2013 (the “Consent Solicitation Statement”). The purpose of the Proposed Amendments is to amend certain provisions of the Indenture to allow the refinancing of a substantial portion of the indebtedness of Exopack Holdings S.A., an affiliate of the Company, and its consolidated subsidiaries.

The Consent Solicitation expired at 11:59 p.m., New York City time, on November 7, 2013 (the “Expiration Date”). As of the Expiration Date, Eligible Holders (as defined below) of $234,767,000 principal amount of Notes had tendered their consents, representing approximately 99.9% of the outstanding principal amount of the Notes.

On October 22, 2013, the Company had received consents from Eligible Holders in respect of more than a majority of the outstanding aggregate principal amount of the Notes and entered into a supplemental indenture giving effect to the Proposed Amendments. Following the Expiration Date and the satisfaction of certain conditions, as set forth in the Consent Solicitation Statement, the Proposed Amendment became operative today.

Eligible Holders that had tendered their consents on or prior to 5:00 p.m., New York City time, on October 24, 2013 (the “Early Consent Deadline”) received a total consent fee of $5.00 for each $1,000 in principal amount of Notes, which includes an early consent fee of $4.00 for each $1,000 in principal amount of Notes and a consent fee of $1.00 for each $1,000 in principal amount of Notes today. Eligible Holders that had tendered their consents after the Early Consent Deadline but prior to the Expiration Time received a consent fee of $1.00 for each $1,000 in principal amount of Notes today.

The Consent Solicitation was only made, and copies of the Consent Solicitation Statement were solely made available, to holders of Notes that have certified certain matters to the Company, including their status as “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act of 1933 (the “Securities Act”), an institutional “accredited investor” (“IAI”) within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act, or as a “non-U.S. Person” within the meaning of the Securities Act (together “Eligible Holders”). The Consent Solicitation Statement and consent forms were distributed to Eligible Holders solely through the information agent.

As described in the Company’s Consent Solicitation Statement, the Notes held by Eligible Holders who are QIBs or IAIs and who have provided a consent will trade under a temporary CUSIP number (“Temporary Rule 144A CUSIP”) to reflect that such Notes will be restricted for one year following the Expiration Date, and the Notes held by Eligible Holders who are non-U.S. Persons pursuant to Regulation S and who have provided a consent will trade under a temporary CUSIP number (“Temporary Regulation S CUSIP”) to reflect that such Notes will be restricted for 40 days following the Expiration Date (such period, in either case, the “Restricted Period”). The Temporary Rule 144A CUSIP number is 302106 AF6. The Temporary Regulation S CUSIP number is U3009P AD8. Following the expiration of the Restricted Period, the temporary CUSIP numbers will revert to the original CUSIP number for the Notes.

Holders of Notes who are not Eligible Holders and who had contacted to Company prior to the Expiration Date received the Total Fee today.

This announcement is for information only and does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for securities in the United States or any other jurisdiction. This announcement is not a public offering in the Grand Duchy of Luxembourg or an offer of securities to the public in any European Economic Area member state that has implemented directive 2003/71/EC (together with any applicable implementing measures in any member state, the “Prospectus Directive”). This press release is not a solicitation of consents to the Proposed Amendments (as defined below).

Forward-looking Statements

This report includes forward-looking statements, which are based on our current expectations and projections about future events. All statements other than statements of historical facts included in this report including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, strategy, capital expenditures, projected costs and our plans and objectives for future operations, including our plans for future costs savings and synergies, may be deemed to be forward-looking statements. Words such as “believe,” “expect,” “anticipate,” “may,” “assume,” “plan,” “intend,” “will,” “should,” “could,” “estimate,” “risk” and similar expressions or the negatives of these expressions are intended to identify forward-looking statements. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance. You should not place undue reliance on these forward-looking statements. In addition any forward-looking statements are made only as of the date of this report, and we do not intend and do not assume any obligation to update any statements set forth in this report. Many factors may cause our results of operations, financial condition, liquidity and the development of the industry in which we compete to differ materially from those expressed or implied by the forward-looking statements contained in this report.